                      ADMINISTRATIVE SERVICES FEE SCHEDULE
                                       for
                             THE BNY HAMILTON FUNDS

                   (As identified on the attached Appendix A)

                             Effective July 1, 2004

Administration

Equity and Fixed Income Fund

12.5 basis points on the first $300 million in Fund assets

10   basis points on assets in excess of $300 million.


Money Funds and Enhanced Income Fund

9    basis points on the first $3 billion in Fund assets

7.5  basis points on assets in excess of $3 billion.

Out-of-Pocket Expenses

These expenses are billed as they are incurred with no mark-ups. Expenses traditionally include, but are not limited to, the costs of obtaining prices for security evaluations and mark to market, costs associated with attendance at Board Presentations, Postage, Express Mail charges, etc.

Billing Cycle

The above fees are billed monthly.

BNY Hamilton Funds                        BISYS Fund Services Ohio, Inc.


Approved by: /s/ Kevin J. Bannon          Approved by: /s/ Lisa Hurley
             --------------------------                -------------------------
             Kevin J. Bannon                           Lisa Hurley

Title: President                          Title: Executive Vice President

Date: July 1, 2004                        Date: July 1, 2004

                         SUB-ADMINISTRATION FEE SCHEDULE
                                       for
                             THE BNY HAMILTON FUNDS

                   (As identified on the attached Appendix A)

                             Effective July 1, 2004

Sub-Administration

The Sub-Administrator is entitled to receive an amount equal to (A) $60,000 per Fund plus (B) 75% of the difference between (i) the aggregate administration fee payable to the Administrator pursuant to the Administration Agreement and (ii) the amount set forth in (A) above.

Billing Cycle

The above fees shall be billed on a monthly basis.

BISYS Fund Services Ohio, Inc.            The Bank of New York


Approved by: /s/ Lisa Hurley              Approved by: /s/ Ira Rosner
             --------------------------                -------------------------
             Lisa Hurley                               Ira Rosner

Title: Executive Vice President           Title: Vice President

                                   APPENDIX A

                             Effective March 1, 2005

                               BNY Hamilton Funds

                        BNY Hamilton Enhanced Income Fund
                       BNY Hamilton Large Cap Equity Fund
                       BNY Hamilton Large Cap Growth Fund
                       BNY Hamilton Small Cap Growth Fund
                     BNY Hamilton International Equity Fund
                    BNY Hamilton Intermediate Government Fund
                 BNY Hamilton Intermediate Investment Grade Fund
               BNY Hamilton Intermediate New York Tax-Exempt Fund
                    BNY Hamilton Intermediate Tax-Exempt Fund
                             BNY Hamilton Money Fund
                        BNY Hamilton Treasury Money Fund
                         BNY Hamilton Large Cap CRT Fund
                         BNY Hamilton Small Cap CRT Fund
                   BNY Hamilton International Equity CRT Fund
                             BNY Hamilton Value Fund
                     BNY Hamilton US Bond Market Index Fund
                           BNY Hamilton S&P Index Fund
                       BNY Hamilton Multi Cap Equity Fund
                   BNY Hamilton New York Tax-Exempt Money Fund
                          BNY Hamilton High Yield Fund
                     BNY Hamilton Small Cap Core Equity Fund